UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2013

VERA BRADLEY, INC.

(Exact name of registrant as specified in its charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-34918	27-2935063
(Commission File Number)	(IRS Employer Identification No.)

2208 Production Road, Fort Wayne, Indiana	46808
(Address of Principal Executive Offices)	(Zip Code)

(877) 708-8372

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s 2013 Annual Meeting of Shareholders was held on May 30, 2013. At the meeting, the Company’s shareholders:

(1)	elected Barbara Bradley Baekgaard, Richard Baum, Patricia R. Miller and Frances P. Phillip to serve as Class III directors of the Company’s board of directors; and

(2)	ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions, and the number of broker non-votes.

(1)	Election of Directors

Nominee	For	Withhold	Broker Non-Votes
Barbara Bradley Baekgaard	30,972,936	4,079,876	2,296,535
Richard Baum	34,833,796	219,016	2,296,535
Patricia R. Miller	30,973,658	4,079,154	2,296,535
Frances P. Philip	34,834,753	218,059	2,296,535

(2)	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstentions	Broker Non-Votes
37,279,681	28,161	41,505	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vera Bradley, Inc.

Date: June 3, 2013	By:	/s/ Anastacia S. Knapper
Anastacia S. Knapper
Vice President—General Counsel & Corporate Secretary